Exhibit 10.43(b)
AGREEMENT AND GENERAL RELEASE
This Agreement and General Release (this “Agreement”) is made and entered into by and between Richard Gorelick (“Employee”) and Integra LifeSciences Corporation (“the Company”).
WHEREAS, the Company has decided to terminate Employee’s employment effective as of January 2, 2019 (“the Termination Date”).
WHEREAS, Employee and the Company wish to enter into this Agreement which settles fully and finally any and all differences and matters between them.
IT IS HEREBY AGREED by and between Employee and the Company as follows:
1.Employee, for and in consideration of the Company’s undertakings set forth herein, and intending to be legally bound, does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company and its parent, subsidiary and affiliated entities, its and their respective officers, directors, employees and agents, and its and their predecessors, successors and assigns, heirs, executors and administrators (together, the “releasees”), of and from any and all manner of legally waivable actions and causes of action, suits, debts, claims and demands whatsoever, in law or in equity, which Employee ever had, now has, or hereafter may have, or which Employee’s heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever, from the beginning of the world to the effective date of this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Employee’s employment relationship and the termination of Employee’s employment relationship with the Company, including any claims which Employee may have under federal, state or local laws, rules and regulations, including but not limited to, the New Jersey Law Against Discrimination (NJSA 10:5-1 et seq.); New Jersey Conscientious Employee Protection Act (NJSA 34:19-1 et seq.); the New Jersey Wage and Hour Laws; Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq.; the Equal Pay Act of 1963, 29 U.S.C. §206 et seq.; the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.; the Family and Medical Leave Act (“FMLA”); the Age Discrimination in Employment Act

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(“ADEA”), 29 U.S.C. §621 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001 et seq.; the Worker Adjustment and Retraining Notification Act (“WARN”); and the Uniformed Service Employment and Reemployment Rights Act (“USERRA”); and claims under any other federal, state or local anti-discrimination law, whistle-blowing law, family and/or medical leave law, legally waivable claims for wages, commissions, bonuses or incentive compensation, any state or federal common law contract or tort claims now existing or hereafter recognized, including but not limited to breach of contract, promissory estoppel, equitable estoppel, misrepresentation or wrongful discharge, and all claims for counsel fees and costs.
2.Employee represents and warrants that there has been no assignment or other transfer of any interest in any claim described in Paragraph 1 above which Employee may have against the releasees, or any of them, and Employee agrees to indemnify and hold the releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by the releasees, or any of them, as the result of any such assignment or transfer of any rights or claims.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the releasees against Employee under this indemnity. Employee further represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of Employee or any other person or entity, against any of the releasees. Employee agrees that Employee will not voluntarily provide assistance, information, or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any actual or potential claim or cause of action of any kind against the releasees and that Employee shall not induce or encourage any person or entity to do so, unless compelled or authorized to do so by law. Notwithstanding the foregoing, Employee retains the right to file a charge with the Equal Employment Opportunity Commission and equivalent state and local agencies, and to cooperate with investigations by any such agency.

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3.In full consideration of Employee’s signing this Agreement, and Employee’s agreement to be bound by its terms, and subject to Employee’s ongoing compliance with the restrictive covenants contained in the Confidentiality Agreement (as defined below and as modified herein), the Company will:
(a)pay to Employee the gross sum of one million, nine hundred ninety-five thousand dollars ($ 1,995,000.00), less all payroll withholding taxes and other deductions required by law, in a lump sum payment made within thirty (30) days following the Termination Date;
(b)provide Employee with outplacement services through a third-party service provider selected by the Company, for a period of six months from the Termination Date, payment for which shall be paid by Company directly to the service provider.
4.It is expressly agreed and understood that neither the Company nor its affiliated entities has, or will have, any obligation to provide Employee at any time in the future with any payments, benefits or considerations other than those recited in Paragraph 3 above, except for any claims for vested benefits under the terms of any of the Company’s employee benefit plans. Employee acknowledges and agrees that the Company has paid to Employee all wages, bonuses, incentive compensation, and any other compensation to which Employee was entitled through the Termination Date. In addition, notwithstanding anything to the contrary contained herein, this Agreement shall not operate to release any rights or claims of Employee (i) to payments or benefits under Paragraph 3 above, (ii) to payments or benefits under any equity award agreement between the Company and Employee, (iii) to accrued or vested benefits that Employee may have, if any, as of the effective date of this Agreement under any applicable plan, policy, practice, program, contract or agreement with the Company, (iv) for indemnification by the Company pursuant to the Indemnification Agreement for Non-Employee Directors and Officers between the Company and Employee, dated as of December 18, 2008, or pursuant to the terms of the Company’s and its parent and affiliate corporations’ charters, by-laws or governing documents or the Company’s directors’ and officers’ liability insurance policies, or (v) which cannot be waived by an employee under applicable law.

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5.Employee agrees and acknowledges that the agreement by the Company described herein is not and shall not be construed to be an admission of any violation of any federal, state or local law, rule or regulation, or of any legal obligation or duty owed by the Company to Employee and that this Agreement is made voluntarily to provide an amicable conclusion of Employee’s employment relationship with the Company.
6.Employee hereby agrees and acknowledges that Employee’s employment relationship with the Company has been permanently and irrevocably severed as of the Termination Date and that the Company does not have any obligation, contractual or otherwise, to hire, rehire or re-employ Employee in the future.
7.Employee will cooperate in any reasonable manner and with reasonable prior notice even after leaving employment and will provide assistance to the Company in concluding any matters which may arise in the future which may relate to Employee’s employment with the Company, provided that such cooperation and assistance shall not unreasonably interfere with any subsequent employment obtained by Employee and shall be limited to ten hours. Employee hereby represents that Employee is not aware of any facts that may constitute a material violation of the Company’s Code of Conduct and/or its legal obligations that Employee has not reported to the Company.
8.Nothing in this Agreement prevents or prohibits Employee from making any disclosure of relevant and necessary information or documents in connection with any charge, action, investigation, or proceeding relating to this Agreement or as required by law or legal process or participating, cooperating, or testifying in any charge, action, investigation, or proceeding with, or providing information to, any self-regulatory organization, governmental agency or legislative body, provided that, to the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, Employee gives prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. To the fullest extent provided by law, however, Employee acknowledges and agrees that Employee is waiving any right to recover monetary damages in connection with any such charge, action, investigation or proceeding. Nothing in this Agreement

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is intended to or shall prevent Employee from communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Employee’s attorney or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
9.The terms of the Confidentiality, Invention Disclosure and Non-Compete Agreement signed by Employee on September 18, 2000 (the “Confidentiality Agreement”), are incorporated herein by reference and remain in full force and effect, except to the extent any non-competition provision contained therein does not comply with Rule 5.6 of the New Jersey Rules of Professional Conduct (in which case, the Company hereby waives such provision to the extent of such non-compliance).
10.Employee hereby certifies that Employee has read the terms of the Agreement, that the Company hereby advises Employee to consult with an attorney of Employee’s own choice prior to executing this Agreement, that Employee has had an opportunity to do so and that Employee understands this Agreement’s terms and effects. Employee acknowledges, further, that Employee is executing this Agreement of Employee’s own volition, with full understanding of its terms and effects and with the intention of releasing all employment claims recited herein in exchange, among other commitments made by Employee, for the consideration described herein, which Employee acknowledges is adequate and satisfactory. Employee certifies that neither the Company nor any of its agents, representatives, or attorneys has made any representations to Employee concerning the terms or effects of this Agreement other than those contained herein.
11.Employee acknowledges that Employee has been informed that Employee has the right to consider this Agreement for a period of twenty-one (21) days prior to entering into the Agreement. Employee

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also understands that Employee has the right to revoke this Agreement for a period of seven (7) days following Employee’s execution of the Agreement by giving written notice to the Company, within said seven (7) day period, in care of Lisa Evoli, CVP and Chief Human Resources Officer, or her successor in that capacity, at the following address: Integra LifeSciences Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536. This Agreement shall be effective upon expiration of said seven (7) day period. If Employee exercises Employee’s right to revoke this agreement, this Agreement shall be null and void.
12.Employee further agrees, covenants and promises that Employee will not communicate or disclose the terms of this Agreement, as described herein, to any persons with the exception of members of Employee’s immediate family, Employee’s attorney, and Employee’s accountant, all of whom shall be advised of the confidentiality requirements of this Agreement and who must agree to be bound by this provision as a condition of such disclosure. Notwithstanding anything set forth in this Agreement to the contrary, if a court of competent jurisdiction determines that Employee (or anyone to whom Employee makes a disclosure to pursuant to this Paragraph) breaches the terms of this Paragraph, the Company shall be entitled to recover all damages, expenses, costs and fees determined by the court as a result of said breach. The Company, in addition to any other rights it may have at law or in equity, shall have the right to seek enforcement of this Agreement in an action at law or in equity and the Company shall have the right to recover its legal fees, costs and expenses in such action to enforce this Agreement, to the extent permitted by law and to the extent that such recovery does not result in the invalidation of this Agreement.
13.Subject to the provisions of Paragraph 8 above, (i) Employee shall not engage in any material communications that intentionally disparage the Company and/or its directors, officers, or employees or interfere with its existing or prospective business relationships, and (ii) none of Peter Arduini, Glenn Coleman or Lisa Evoli shall engage in any material communications that intentionally disparage Employee.
14.Employee represents that Employee has returned all material and agreed upon property in Employee’s possession that belongs to the Company including, but not limited to, keys and any other material or equipment belonging to the Company; provided, however, that Employee shall be permitted to keep his

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Company-issued laptop computer and cell phone, subject to the Company’s prior removal of its proprietary information and licensed software from these devices.
15.This Agreement shall be governed by, construed and enforced under the laws of the State of New Jersey, where the Company is headquartered and has its principal place of business (without regard to conflict of laws principles) and any dispute pertaining to this Agreement shall be brought only in, and Employee and the Company agree to subject themselves to the personal jurisdiction of, the Superior Court of New Jersey, Mercer County or the United States District Court for the District of New Jersey, Trenton Vicinage (to the extent that subject matter jurisdiction exists). The Company shall be entitled to seek injunctive relief in accordance with applicable law for breaches (including anticipated breaches) of this Agreement.
16.Any dispute arising out of this Agreement or any dispute between the parties to this Agreement on any subject matter shall be tried without a jury. The parties recognize that with this provision they are expressly and voluntarily waiving their respective rights to a jury trial and do so in order to resolve any future disputes in a more efficient and cost-effective manner.
17.Employee and the Company shall each bear their own costs including attorneys’ fees incurred in connection with this Agreement.
18.With the exception of the Confidentiality Agreement, as modified above, and the Indemnification Agreement for Non-Employee Directors and Officers between the Company and Employee, dated as of September 18, 2000 and December 18, 2008 respectively, this Agreement supersedes and voids all previous agreements, policies and practices between Employee and Company, whether written or oral, including, but not limited to, any severance offer made prior to the date Employee signs this Agreement other than as set forth in this Agreement. This Agreement sets forth the entire understanding of the parties as to the subject matter contained herein and may be modified solely by a writing executed by the individual then holding the office of CEO of the Company or his designee and Employee.

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(Remainder of Page Left Intentionally Blank)

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed the foregoing Agreement.
EMPLOYEE                        INTEGRA LIFESCIENCES CORPORATION

BY:                            BY:

DATE:                            DATE: _______________________________

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